Exhibit 10.2
Form of Award Notice

[The information set forth in this Award Notice will be contained on the related pages on Merrill Lynch Benefits Website (or the website of any successor company to Merrill Lynch Bank & Trust Co., FSB). This Award Notice shall be replaced by the equivalent pages on such website. References to Award Notice in this Agreement shall then refer to the equivalent pages on such website.]

This notice of Award (the “Award Notice”) sets forth certain details relating to the grant by the Company to you of the Award identified below, pursuant to the Plan. The terms of this Award Notice are incorporated into the Stock Option Agreement (the “Agreement”) that accompanies this Award Notice and made part of the Agreement. Capitalized terms used in this Award Notice that are not otherwise defined in this Award Notice have the meanings given to such terms in the Agreement.

Employee:
Employee ID:
Address:
Award Type:
Grant ID:
Plan:    Amgen Inc. Amended and Restated 2009 Equity Incentive Plan, as amended and/or restated from time to time
Grant Date:
Grant Price:     $________
Number of Shares
Covered by Option:
Type:    Non-qualified Stock Option
Expiration Date:    The [______ (__th)] anniversary of the Grant Date
Vesting Date:            Means the vesting date indicated in the Vesting Schedule
Vesting Schedule:    Means the schedule of vesting set forth under Vesting Details
Vesting Details:    Means the presentation (tabular or otherwise) of the Vesting Date and the quantity of Shares vesting.

IMPORTANT NOTICE REGARDING ACCEPTANCE OF THE AWARD AND THE REQUIREMENT TO OPEN A BROKERAGE ACCOUNT1:

RESIDENTS OF THE U.S. AND PUERTO RICO:  Please read this Award Notice, the Plan and the Agreement (collectively, the “Grant Documents”) carefully.  If you, as a resident of the U.S. or Puerto Rico, do not wish to receive this Award and/or you do not consent and agree to the terms and conditions on which this Award is offered, as set forth in the Grant Documents, then you must reject the Award by contacting the Merrill Lynch call center at +1 (800) 97AMGEN (+1 (800) 972-6436) within the U.S., Puerto Rico and Canada or +1 (609) 818-8910 from all other countries (Merrill Lynch will accept the charges for your call) no later than the forty-fifth calendar day following the day on which this Award Notice is made available to you, in which case the Award will be cancelled.  For the purpose of determining the forty-five calendar days, Day 1 will be the day immediately following the day on which this Award Notice is made available to you. Your failure to notify the Company of your rejection of the Award or your refusal of, or disagreement with, all terms and conditions of the Award, as set forth in the Grant Documents, within this specified period will constitute your acceptance of the Award and your agreement with all terms and conditions of the Award, as set forth in the Grant Documents. If you agree to the terms and conditions of your grant and you desire to accept it, then no further
1 This provision is only for use on the form of grant used for the U.S. and Puerto Rico.

action is needed on your part to accept the grant. However, you must still open a brokerage account as directed by the Company, by 1:00 pm Pacific Time on or before the date that is 11 months after the date of grant. This step is necessary to process transactions related to your equity grant. If you do not open a brokerage account by this deadline, your grant will be cancelled.
2

GRANT OF STOCK OPTION AGREEMENT

THE SPECIFIC TERMS OF YOUR STOCK OPTION ARE FOUND IN THE PAGES RELATING TO THE GRANT OF STOCK OPTIONS FOUND ON MERRILL LYNCH BENEFITS WEBSITE (OR THE WEBSITE OF ANY SUCCESSOR COMPANY TO MERRILL LYNCH BANK & TRUST CO., FSB) (THE “AWARD NOTICE”) WHICH ACCOMPANIES THIS DOCUMENT. THE TERMS OF THE AWARD NOTICE ARE INCORPORATED INTO THIS GRANT OF STOCK OPTIONS.

    On the Grant Date, specified in the Award Notice, Amgen Inc., a Delaware corporation (the “Company”), has granted to you, the grantee named in the Award Notice, under the plan specified in the Award Notice (the “Plan”), an option (the “Option”) to purchase the number of shares of the $0.0001 par value common stock of the Company (the “Shares”) specified in the Award Notice, pursuant to the terms set forth in this Stock Option Agreement, any additional terms and conditions for your country set forth in the attached Appendix A and the Award Notice (collectively, the “Agreement”). This Option is not intended to qualify and will not be treated as an “incentive stock option” within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (together with the regulations and other official guidance promulgated thereunder, the “Code”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Plan.

    The terms and conditions of your Option are as follows:

I.    Subject to the terms and conditions of the Plan and this Agreement, on each Vesting Date the Option shall vest with respect to the number of Shares indicated on the Vesting Schedule, provided that you have remained continuously and actively employed with the Company or an Affiliate through each applicable Vesting Date, unless [(i) your employment has terminated due to your Voluntary Termination (as defined in Section IV(A)(5)) or (ii)]*2 you experience a Qualified Termination (as defined in Section IV(B)(4)), or as otherwise determined by the Company in the exercise of its discretion as provided in Section IV(A)(7). This Option may only be exercised for whole shares of the Common Stock, and the Company shall be under no obligation to issue any fractional Shares to you. Subject to the limitations contained herein, this Option shall be exercisable with respect to each installment on or after the applicable Vesting Date. Notwithstanding anything herein to the contrary, the Vesting Schedule may be accelerated (by notice in writing) by the Company in its sole discretion at any time during the term of this Option. In addition, if not prohibited by local law, vesting may be suspended by the Company in its sole discretion during a leave of absence as provided from time to time according to Company policies and practices; provided, that, in no event shall any such suspension extend the term of this Option beyond the Expiration Date set forth on the Award Notice and in this Agreement.

II.    (1)    The per share exercise price of this Option is the Grant Price as defined in the Award Notice, being not less than the Fair Market Value of the Common Stock on the Grant Date of this Option.

    (2)    To the extent permitted by applicable statutes and regulations, payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has become exercisable by you by means of (i) cash or a check, (ii) any cashless exercise
2 Section IV(A)(5) of this Agreement is not applicable to awards identified by the Administrator as new hire, retention or promotion grants and the provisions of such section shall be reserved and references thereto identified by an asterisk (*) shall be omitted from the agreements evidencing such grants.

procedure through the use of a brokerage arrangement approved by the Company, or (iii) any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion.

    (3)    Notwithstanding anything in Section II(2), to the extent permitted by applicable statutes and regulations, if, at the time of exercise, the Company’s Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment of the exercise price may be made by delivery of already-owned Shares with a Fair Market Value equal to the exercise price of the Shares for which this Option is being exercised. The already-owned Shares must have been owned by you for the period required to avoid adverse accounting treatment and owned free and clear of any liens, claims, encumbrances or security interests. Payment may also be made by a combination of cash and already-owned Shares.

    Notwithstanding the foregoing, the Company reserves the right to restrict the methods of payment of the exercise price if necessary or advisable to comply with applicable law or regulation, as determined by the Company in its sole discretion.

III.    Notwithstanding anything to the contrary contain herein, the Company shall not take any actions that would violate the Securities Act, the Exchange Act, the Code, or any other securities or tax or other applicable law or regulation, or the rules of any Securities Exchange. The Company, in its sole discretion, may impose any timing or other restrictions with respect to the exercise of this Option arising from compliance with any securities or tax laws or other rules or regulations. Notwithstanding anything to the contrary contained herein, this Option may not be exercised and no Shares underlying the Option will be issued unless such Shares are then registered under the Securities Act, or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act, and that the issuance satisfies all other applicable legal requirements. If the Option cannot be exercised and expires during this period, you will forfeit the Option and no Shares or value will be transferred to you.

IV.    (A)    The term of this Option commences on the Grant Date and, unless sooner terminated as set forth below or in the Plan, terminates on the [_______ (__th)] anniversary of the Grant Date (the “Expiration Date”). This Option shall terminate prior to the Expiration Date as follows: three (3) months after the termination of your employment with the Company or an Affiliate (as defined in the Plan) for any reason or for no reason, including if your employment is terminated by the Company or an Affiliate without Cause (as defined below), or in the event of any other termination of your employment caused directly or indirectly by the Company or an Affiliate, unless:

    (1)    such termination of your employment is due to your Permanent and Total Disability (as defined below), in which case (i) the Option shall terminate on the earlier of the Expiration Date or five (5) years after termination of your employment and (ii) the vesting of the Option shall be accelerated in full and the Option shall be fully exercisable, subject to your execution and non-revocation of a general release and waiver in a form provided by the Company (for the purpose of resolving any potential or actual disputes arising from your employment and the termination of your employment with the Company) (a “Release”) as of the day immediately preceding such termination of your employment with respect to the Option. Notwithstanding the foregoing, if the Option was granted in the calendar year in which such termination occurs, (i) the Option shall instead be accelerated to vest only with respect to a number of Shares equal to (A) the number of Shares subject to the Option multiplied by (B) a fraction, the numerator of which is the number of complete months you remained continuously and actively employed by the Company or an Affiliate during the calendar year in which your termination occurs, and the denominator of which is twelve (12), subject to your execution and non-revocation of a Release, and (ii) any portion of the Option (if any) that remains unvested following the acceleration provided for in clause (i) shall automatically expire and terminate on the date of the termination of your active employment due to your Permanent and Total Disability without consideration therefor;

    (2)    such termination of your employment is due to your death, in which case (i) the Option shall terminate on the earlier of the Expiration Date or five (5) years after your death and (ii) the vesting of the Option shall be accelerated to vest in full and the Option shall be fully exercisable as of the day immediately preceding your death with respect to the Option. Notwithstanding the foregoing, if the Option was granted in the calendar year in which your death occurs (i) the Option shall instead be accelerated to vest only with respect to a number of Shares equal to (A) the number of Shares subject to the Option multiplied by (B) a fraction, the numerator of which is the number of complete months you remained continuously and actively employed by the Company or an Affiliate during the calendar year in which your termination occurs, and the denominator of which is twelve (12), and (ii) any portion of the Option (if any) that remains unvested following the acceleration provided for in clause (i) shall automatically expire and terminate on the date of termination of your active employment due to your death without consideration therefor;

    (3)    during any part of such three (3) month period, this Option is not exercisable solely because of the condition set forth in Section III above, in which event this Option shall not terminate until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your employment;

    (4)    exercise of this Option within three (3) months after termination of your employment with the Company or with an Affiliate would result in liability under Section 16(b) of the Exchange Act, in which case this Option will terminate on the earliest of: (a) the tenth (10th) day after the last date upon which exercise would result in such liability; (b) six (6) months and ten (10) days after the termination of your employment with the Company or an Affiliate; or (c) the Expiration Date;

    (5)    [such termination of your employment is due to your voluntary termination (and such voluntary termination is not the result of Permanent and Total Disability (as defined below)) after you are at least sixty five (65) years of age, or after you are at least fifty-five (55) years of age and have been an employee of the Company and/or an Affiliate for at least ten (10) years in the aggregate as determined by the Company in its sole discretion according to Company policies and practices as in effect from time to time (“Voluntary Termination”), in which case (i) this Option shall terminate on the earlier of the Expiration Date or five (5) years after termination of your employment and (ii) the unvested portions of this Option will become exercisable pursuant to the Vesting Schedule without regard to your Voluntary Termination of your employment, subject to your execution and non-revocation of a Release. Notwithstanding the foregoing, if the Option was granted in the calendar year in which your Voluntary Termination occurs, (i) the Option will continue to vest and become exercisable pursuant to the Vesting Schedule only with respect to (A) a number of Shares equal to the number of Shares subject to the Option multiplied by (B) a fraction, the numerator of which is the number of complete months you remained continuously and actively employed by the Company or an Affiliate during the calendar year in which your termination occurs, and the denominator of which is twelve (12), and (ii) any portion of the Option (if any) that remains unvested following the acceleration provided for in clause (i) shall automatically expire and terminate on the date of the termination of your active employment due to your Voluntary Termination without consideration therefor. Notwithstanding the foregoing, to the event your Voluntary Termination occurs on or after the date of a Change of Control, then, to the extent permitted by applicable law, the vesting of the Option granted under this Agreement shall be accelerated to vest as of the day immediately prior to the date of your Voluntary Termination. Notwithstanding the definition of Voluntary Termination set forth above, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in your jurisdiction that would likely result in the favorable treatment upon Voluntary Termination described above being deemed unlawful and/or discriminatory, then the Committee will not apply the favorable treatment described above;][Reserved]* 3

    (6)    such termination of your employment is due to a Qualified Termination, in which case, the Option shall terminate on the earlier of (a) the date that is three (3) months following the date of such Qualified Termination or (b) the Expiration Date, and, to the extent permitted by applicable law, the vesting of the Option shall be accelerated and the Option shall be fully exercisable as of the day immediately prior to the Qualified Termination; or

    (7)    the Company determines, in its sole discretion at any time during the term of this Option, in writing, to otherwise extend the period of time during which this Option will vest and may be exercised after termination of your employment; provided, that, in no event shall any such extension extend the term of this Option beyond the Expiration Date set forth on the Award Notice and in this Agreement.

    However, in any and all circumstances and except to the extent the Vesting Schedule has been accelerated by the Company in its sole discretion during the term of this Option or as a result of your Permanent and Total Disability or death as provided in Sections IV(A)(1) or IV(A)(2) above, respectively, [as a result of your Voluntary Termination as provided in Section IV(A)(5) above,]* as a result of a Qualified Termination as provided in Section IV(A)(6) above or as otherwise determined by the Company in the exercise of its discretion as provided in Section IV(A)(7) above, this Option may be exercised following termination of your employment only as to that number of Shares as to which it was exercisable on the date of termination of your employment under the provisions of Section I of this Agreement.

    (B)    For purposes of this Option:

    (1)    “termination of your employment” shall mean the last date you are either an active employee of the Company or an Affiliate or actively engaged as a Director to the Company or an Affiliate; in the event of termination of your employment (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), your right to receive options and vest under the Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period (e.g., active employment would not include any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any). Your right, if any, to exercise the Option after termination of employment will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law. The Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of this Agreement (including whether you may still be considered to be providing services while on a leave of absence);

3 Section IV(A)(5) of this Agreement is not applicable to awards identified by the Administrator as new hire, retention or promotion grants and the provisions of such section shall be reserved and references thereto identified by an asterisk (*) shall be omitted from the agreements evidencing such grants.

    (2)    “Cause” shall mean (i) your conviction of a felony (or similar crime under applicable law, as determined by the Company), or (ii) your engaging in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out your duties, resulting, in either case, in material economic harm to the Company or any Affiliate, unless you believed in good faith that such conduct was in, or not contrary to, the best interests of the Company or any Affiliate. For purposes of clause (ii) above, no act, or failure to act, on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith;

    (3)    “Permanent and Total Disability” shall have the meaning ascribed to such term under Section 22(e)(3) of the Code and with such permanent and total disability being certified prior to termination of your employment by (a) the U.S. Social Security Administration, (b) the comparable governmental authority applicable to an Affiliate, (c) such other body having the relevant decision-making power applicable to an Affiliate, or (d) an independent medical advisor appointed by the Company in its sole discretion, as applicable, in any such case;

    (4)    “Qualified Termination” shall mean

(a)    if you are an employee who participates in the Change of Control Plan (as defined below), your termination of employment within two (2) years following a Change of Control (i) by the Company other than for Cause, Disability (as defined below) or as a result of your death, or (ii) by you for Good Reason (as defined in the Change of Control Plan); or
(b)    if you are an employee who does not participate in the Change of Control Plan or the Change of Control Plan is no longer in effect, your termination of employment within two (2) years following a Change of Control by the Company other than for Cause, Disability (as defined below) or as a result of your death;
    (5)    “Change of Control” shall mean the occurrence of any of the following:

(a)    the acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or any of its Affiliates, or any employee benefit plan of the Company or any of its Affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or
(b)    the consummation by the Company of a reorganization, merger, consolidation, (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities) or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.
Notwithstanding anything herein or in any Award Agreement to the contrary, if a Change of Control constitutes a payment event with respect to any Award that is subject to United States income tax and which provides for a deferral of compensation that is subject to Section 409A of the Code, the transaction or event described in subsection (a) or (b), (c) above must also constitute a “change in control event,” as defined in U.S. Treasury Regulation §1.409A-3(i)(5), in order to constitute a Change of Control for purposes of payment of such Award.

    (6)    “Change of Control Plan” shall mean the Company’s change of control and severance plan, including the Amgen Inc. Change of Control Severance Plan, as amended and restated, effective as of December 9, 2010 (and any subsequent amendments thereto), or any equivalent plan governing the provision of benefits to eligible employees upon the occurrence of a Change of Control (including resulting from a termination of employment that occurs within a specified time period following a Change of Control), as in effect immediately prior to a Change of Control; and
    (7)    “Disability” shall mean your “disability” as determined in accordance with the Company’s long-term disability plan as in effect immediately prior to a Change of Control.
V.    (A)    To the extent specified above, this Option may be exercised by delivering a notice of exercise in person, by mail, via electronic mail or facsimile or by other authorized method designated by the Company, together with the exercise price to the Company Stock Administrator, or to such other person as the Company Stock Administrator may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to Section 7.2(b) of the Plan.

    (B)    Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax Obligations”), you acknowledge that the ultimate liability for all Tax Obligations is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company and/or your Employer. You further acknowledge that the Company and/or your Employer: (a) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option grant or the underlying Shares, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax Obligations or achieve any particular tax result. Furthermore, if you become subject to tax in more than one jurisdiction, you acknowledge that the Company and/or your Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction.

    (C)    Prior to any relevant taxable or tax withholding event, as applicable, you shall pay or make adequate arrangements satisfactory to the Company and/or your Employer to satisfy all Tax Obligations. In this regard, you authorize the Company and/or your Employer, or their respective agents, at their discretion, to satisfy all applicable Tax Obligations by one or a combination of the following:

(1)    withholding from your wages or other cash compensation paid to you by the Company and/or your Employer;
(2)    withholding from proceeds of the sale of Shares acquired upon exercise of the Option either through your voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or

(3)    withholding in Shares issuable, or cash payable, upon exercise of the Option, provided that, if such Shares are withheld, the Company and your Employer shall only withhold an amount of Shares with a fair market value not to exceed the Tax Obligations as determined in the discretion of the Company or your Employer, as applicable.

    Depending on the withholding method, the Company may withhold or account for Tax Obligations by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates. If the Tax Obligations are satisfied by withholding in Shares, for tax purposes you are deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of the Shares is held back and not actually issued to you solely for the purpose of paying the Tax Obligations due as a result of any aspect of your participation in the Plan.

    (D)    Finally, you shall pay to the Company or your Employer any amount of Tax Obligations that the Company or your Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be or were not satisfied by the means previously described. You agree to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section V. Notwithstanding anything to the contrary contained herein, the Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if you fail to comply with your obligations in connection with the Tax Obligations.

VI.    This Option is not transferable, except by will or the laws of descent and distribution, and is exercisable during your life only by you except if you have named a trust created for the benefit of you, your spouse, or members of your immediate family (a “Trust”) as beneficiary of this Option, this Option may be exercised by the Trust after your death.

VII.    Any notices provided for in this Option or the Plan shall be given in writing or electronically and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail or equivalent foreign postal service, postage prepaid, addressed to you at such address as is currently maintained in the Company’s records or at such other address as you hereafter designate by written notice to the Company Stock Administrator. Such notices may be given using any automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, as approved by the Company.

VIII.    This Option is subject to all the provisions of the Plan and its provisions are hereby made a part of this Option, including without limitation the provisions of Articles 6 and 7 of the Plan relating to Options, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Option and those of the Plan, the provisions of the Plan shall control.

IX.    In order for the Company to facilitate your participation in the Plan, the Company and your Employer must collect and use personal data about you. In accordance with applicable laws, reasonable security measures will be implemented and maintained to protect the security of your personal data; however, you understand that absolute security cannot be guaranteed.

You understand that the Company and your Employer may hold certain personal information about you, including your name, home address and telephone number, email address, date of birth, social insurance/security number (to the extent permitted under applicable local law), passport or other identification number, salary, nationality, job title/work history/service periods, residency status, citizenship, tax withholding and payroll data, any shares of stock or directorships held in the Company, details of all equity compensation or any other entitlement to Shares awarded, cancelled, vested, unvested or outstanding in your favor, for the purposes of implementing, administering and managing the Plan (“personal data”).

You authorize the transfer of your personal data to Merrill Lynch Bank & Trust Co., FSB, or any successor thereto, and any other third parties which may assist the Company (presently or in the future) with implementing, administering and managing your participation in the Plan to receive, possess, use, retain and transfer your personal data, in electronic or other form, for the purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of such personal data as may be required to any other broker, escrow agent or other third party with whom the Shares received upon exercise of this Option may be deposited. You understand that such authorized recipients of your personal data may be located in countries that do not provide the same level of data privacy laws and protections as the country in which your personal data originated. Transfers of personal data among Company and its group entities follow applicable laws and our Binding Corporate Rules (BCRs). For more information on Company’s BCRs, please visit http://www.amgen.com/bcr/. You acknowledge that the collection, use and transfer of your personal data is necessary to facilitate to your participation in the Plan, as well as to grant you Options or other equity awards and administer or maintain such awards.

You may correct or update your personal data previously provided to Company, by contacting your local human resources representative. Subject to applicable law, you may have additional rights, including the right to object and/or request destruction of your personal data. To exercise these rights, where applicable, please contact your local human resources representative.

X.    The terms of this Option shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws. For purposes of litigating any dispute that arises hereunder, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of the State of Delaware, or the federal courts for the United States for the federal district located in the State of Delaware, and no other courts, where this Option is made and/or to be performed.

XI.    Notwithstanding any provision of this Option to the contrary, if you are employed by the Company or an Affiliate in any of the countries identified in the attached Appendix A (which constitutes a part of this Agreement), are subject to the laws of any foreign jurisdiction, or relocate to one of the countries included in the attached Appendix A, the Option granted hereunder shall be subject to any additional terms and conditions for your country set forth in Appendix A and the following additional terms and conditions:

a.    the terms and conditions of this Option, including Appendix A, are deemed modified to the extent necessary or advisable to comply with applicable foreign laws or facilitate the administration to the Plan;

b.    if applicable, the effectiveness of this Option is conditioned upon its compliance with any applicable foreign laws, regulations, rules or local governmental regulatory exemption and subject to receipt of any required foreign regulatory approvals; and

c.the Company may take any other action before or after the date of this Option that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.

XII.    (A)    In accepting this Option, you acknowledge, understand and agree that:

(1)    the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;

(2)    the grant of this Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of options, or benefits in lieu of options even if options have been awarded in the past;

(3)    all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(4)    your participation in the Plan is voluntary;

(5)    the grant of Options, the underlying Shares, and the income from and value of same, are not intended to replace any pension rights or compensation;

(6)    neither the grant of options nor any provision of this Option, the Plan or the policies adopted pursuant to the Plan confer upon you any right with respect to employment or continuation of current employment and shall not interfere with the ability of your Employer to terminate your employment or service relationship (if any) at any time;

(7)    in the event that you are not an employee of the Company or any Affiliate, the Option shall not be interpreted to form an employment contract or relationship with the Company or any Affiliate;

(8)    the future value of the underlying Shares is unknown, indeterminable, and cannot be predicted with certainty;

(9)    if the underlying Shares do not increase in value, this Option will have no value; if you exercise this Option and obtain Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Grant Price per Share;

(10)    in consideration of the grant of this Option, no claim or entitlement to compensation or damages arises from forfeiture of options resulting from termination of your employment by the Company or an Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and you irrevocably release the Company and your Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, you shall be deemed irrevocably to have waived your entitlement to pursue such claim;

(11)    unless otherwise agreed with the Company, the Options, the underlying Shares, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate of the Company;

(12)     except as otherwise provided in this Agreement or the Plan, the Options and the benefits evidenced by this Agreement do not create any entitlement to have the Options or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and

(13)    the following provisions apply only if you are providing services outside the United States:

(i)    for employment law purposes outside the United States, the Option, underlying Shares, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including but not limited to for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar mandatory payments; and

(ii)    neither the Company, your Employer nor any Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Option or of any amounts due to you pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise of the Option.
(B)    The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

XIII.    If one or more of the provisions of this Option shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Option to be construed so as to foster the intent of this Option and the Plan.

XIV.    By electing to accept this Agreement, you acknowledge that you are sufficiently proficient in English, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. Furthermore, if you have received this Option or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

XV.    This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A, but rather is intended to be exempt from the application of Code Section 409A. To the extent that this Option is nevertheless deemed to be subject to Code Section 409A for any reason, this Option shall be interpreted in accordance with Code Section 409A and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date. Notwithstanding any provision herein to the contrary, in the event that following the Grant Date, the Committee (as defined in the Plan) determines that this Option may be or become subject to Code Section 409A, the Committee may adopt such amendments to the Plan and/or this Option or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Plan and/or this Option from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to this Option, or (b) comply with the requirements of Code Section 409A; provided, however, that this paragraph shall not create an obligation on the part of the Committee to adopt any such amendment, policy or procedure or take any such other action.

XVI. By electing to accept this Option, you acknowledge receipt of this Option and hereby confirm your understanding that the terms set forth in this Option constitute, subject to the terms of the Plan, which terms shall control in the event of any conflict between the Plan and this Option, the entire agreement and understanding of the parties with respect to the matters contained herein and supersede any and all prior agreements, arrangements and understandings, both oral and written, between the parties concerning the subject matter of this Option. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan (including this Agreement) by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

XVII. The Company reserves the right to impose other requirements on your participation in the Plan, on this Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

XVIII. This Option, the Shares issuable under this Option, and all compensation payable with respect to it shall be subject to clawback, recoupment and/or recovery by the Company pursuant to any and all of the Company’s policies with respect to the clawback, recoupment or recovery of compensation in effect as of the Grant Date or as may be adopted or maintained by the Company following the Grant Date, including, without limitation, the Company’s Policy on Recovery of Erroneously Awarded Compensation (effective October 2, 2023) and Executive Officer Equity Recoupment Policy (effective December 31, 2020), as they shall be in effect and may be amended from time to time, to the maximum extent permitted by applicable law.

XIX. You acknowledge that a waiver by the Company of breach of any provision of this Option shall not operate or be construed as a waiver of any other provision of this Option, or of any subsequent breach by you or any other grantee.

Very truly yours,
AMGEN INC.
By______________________________
Duly authorized on behalf
of the Board of Directors

APPENDIX A

ADDITIONAL TERMS AND CONDITIONS OF THE
AMENDED AND RESTATED
AMGEN INC. 2009 EQUITY INCENTIVE PLAN,
AS AMENDED AND/OR RESTATED FROM TIME TO TIME

GRANT OF STOCK OPTION
(BY COUNTRY)

Certain capitalized terms used but not defined in this Appendix A shall have the meanings set forth in the Plan and/or the Agreement to which this Appendix is attached.

TERMS AND CONDITIONS

This Appendix includes additional terms and conditions that govern any Options granted under the Plan if, under applicable law, you are a resident of, are deemed to be a resident of or are working in one of the countries listed below.  Furthermore, the additional terms and conditions that govern any Options granted hereunder may apply to you if you transfer employment and/or residency to one of the countries listed below and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to you.

NOTIFICATIONS

This Appendix also includes notifications relating to exchange control and other issues of which you should be aware with respect to your participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the countries to which this Appendix refers as of November 2023. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the notifications herein as the only source of information relating to the consequences of your participation in the Plan because the information may be outdated when you exercise the Options and acquire Shares under the Plan, or when you subsequently sell Shares acquired under the Plan.

In addition, the notifications are general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. Finally, if you are a citizen or resident of a country other than the one in which you are currently residing and/or working or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you or you may be subject to the provisions of one or more jurisdictions.

ALL NON-U.S. JURISDICTIONS

TERMS AND CONDITIONS

Method of Exercise. The following provision replaces Section II(3):

To the extent permitted by applicable statutes and regulations, payment of the exercise price per Share is due in full in cash or check upon exercise of all or any part of this Option which has become exercisable by you. Due to legal restrictions outside the U.S., you are not permitted to pay the exercise price by delivery of already-owned Shares of a value equal to the exercise price of the Shares for which this Option is being exercised. Furthermore, payment may not be made by a combination of cash and already-owned Common Stock.
APPENDIX A-1

Tax Withholding. The following provision supplements Section V(C) of the Agreement:

In the event the Company withholds or accounts for Tax Obligations by considering maximum applicable rates in your jurisdiction(s), in the event of over-withholding, you may receive a refund of any over-withheld amount in cash and will not be entitled to the equivalent amount in Shares, or if not refunded, you may seek a refund from the local tax authorities. In the event of under-withholding, you may be required to pay any additional Tax Obligations directly to the applicable tax authority or to the Company and/or your Employer.

NOTIFICATIONS

Insider Trading Restrictions/Market Abuse Laws. You may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions including the United States and your country or your broker’s country, if different, which may affect your ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Options) or rights linked to the value of Shares during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions).  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you place before you possessed inside information. Furthermore you could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  You are responsible for ensuring your compliance with any applicable restrictions and you should speak with your personal legal advisor on this matter.

Foreign Asset/Account, Tax Reporting Information. Your country of residence may have certain foreign asset and/or account reporting requirements which may affect your ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received, or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside of your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to your country within a certain time after receipt. You are responsible for ensuring your compliance with such regulations, and you should speak with your personal legal advisor on this matter.

ALL EUROPEAN ECONOMIC AREA (“EEA”) / EUROPEAN UNION (“EU”) JURISDICTIONS, UNITED KINGDOM AND SWITZERLAND

TERMS AND CONDITIONS

Data Privacy Notice.  This provision replaces Section IX of the Agreement:

Please refer to the Fair Processing Notice previously provided by your local human resources representative, which notice governs the collection, use and transfer of your personal data necessary for the Company to facilitate your participation in the Plan. If you have any questions or concerns regarding the Fair Processing Notice, including questions about your rights afforded thereunder, you should contact your local human resources representative or send an email to hrconnect@amgen.com.
APPENDIX A-2

For purposes of implementing, administering and managing the Plan, Company and your Employer may hold certain personal data about you, including your name, home address and telephone number, email address, date of birth, social insurance/security number (to the extent permitted under applicable local law), passport or other identification number, salary, nationality, job title/work history/service periods, residency status, citizenship, tax withholding and payroll data, any shares of stock or directorships held in the Company, details of all equity compensation or any other entitlement to Shares awarded, cancelled, vested, unvested or outstanding in your favor (“personal data”).
You authorize the transfer of your personal data to Merrill Lynch Bank & Trust Co., FSB, or any successor thereto, and any other third parties which may assist the Company (presently or in the future) with implementing, administering and managing your participation in the Plan to receive, possess, use, retain and transfer your personal data, in electronic or other form, for the purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of such personal data as may be required to any other broker, escrow agent or other third party with whom the Shares received upon exercise of this Option may be deposited.
ARGENTINA

TERMS AND CONDITIONS

Method of Exercise.  Due to legal restrictions in Argentina, you may be required to pay the exercise price for any Shares subject to the Option granted hereunder by a cashless sell-all exercise, such that all Shares will be sold immediately upon exercise and the cash proceeds of sale, less the exercise price, any Tax Obligations and broker’s fees or commissions, will be remitted to you. The Company reserves the right to provide additional methods of exercise depending on local developments.

Labor Law Acknowledgement.  The following provision supplements Section XII of the Agreement:

In accepting this Option, you acknowledge, understand and agree that the grant of the Option is made by the Company (not your Employer) in its sole discretion and that the value of the Option or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.

NOTIFICATIONS

Securities Law Information.  Neither the Option nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina.

Exchange Control Information.  Provided you are not required to purchase foreign currency and remit funds out of Argentina to acquire Shares under the Plan, local exchange control restrictions would not apply. However, if so required, you personally are responsible for complying with any and all Argentine currency exchange regulations, approvals and reporting requirements. Exchange control requirements in Argentina are subject to change; you should consult with your personal advisor regarding any obligations you have under the Plan.

APPENDIX A-3

Foreign Asset/Account Reporting Information. If you are an Argentine resident, you are required to report certain information regarding any Shares you hold as of December 31 each year to the Argentine tax authorities on your annual tax return.

AUSTRALIA

NOTIFICATIONS

Securities Law Information. If you acquire Shares under the Plan and offer the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. You should consult with your own legal advisor before making any such offer in Australia.

Tax Information. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the Options granted under the Plan, such that the Options are intended to be subject to deferred taxation.

Exchange Control Information. If you are an Australian resident, exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on your behalf. If there is no Australian bank involved in the transfer, you will be required to file the report.

AUSTRIA

NOTIFICATIONS

Foreign Asset/Account Reporting Information.  If you are an Austrian resident and you hold Shares acquired under the Plapn outside of Austria, you may be subject to reporting obligations to the Austrian National Bank.

Exchange Control Information. A separate reporting requirement applies when you sell Shares acquired under the Plan or receive a cash dividend paid on such Shares. In that case, there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all cash accounts abroad meets or exceeds a specified threshold, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

BELGIUM

NOTIFICATIONS

Taxation of the Option. Your tax consequences will vary depending on when you accept the Option. If you accept the Option in writing within 60 days of the offer date, you will be subject to taxation on the 60th day after the offer date. If you accept the Option more than 60 days after the offer date, you will be subject to taxation at exercise. Please refer to the additional materials that will be delivered to you for a more detailed description of the tax consequences of accepting the Option. You should consult your personal tax advisor prior to accepting the Option.

Tax Reporting; Foreign Asset/Account Reporting Information.  If you are a Belgian resident, you are required to report any taxable income attributable to the Option granted hereunder on your annual tax return. You are also required to report any securities (e.g., Shares acquired under the Plan) held and bank accounts (including brokerage accounts) opened and maintained outside of Belgium on your annual tax return. The first time you report the foreign security and/
APPENDIX A-4

or bank account on your annual income tax return you will have to provide the National Bank of Belgium Central Contact Point with the account details of any such foreign accounts (including the account number, bank name and country in which such account was opened) in a separate form. This report, as well as information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

Stock Exchange Tax Information.  A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax likely will apply when the Option is exercised and when Shares acquired under the Plan are sold. It is your responsibility to comply with this tax obligation and you should consult your personal tax advisor for additional details on your obligations with respect to the stock exchange tax.

Annual Securities Accounts Tax Information.  An annual securities accounts tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., Shares acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account. It is your responsibility to comply with this obligation and you should consult with your personal tax or financial advisor for additional details.

BRAZIL

TERMS AND CONDITIONS

Compliance with Law. By accepting the Option, you acknowledge that you agree to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the exercise of the Option, the sale of Shares acquired under the Plan and the payment of dividends on such Shares.

Nature of Grant. This provision supplements Section XII of the Agreement:

In accepting this Option, you acknowledge (i) that you are making an investment decision, (ii) that the Options will be exercisable by you only if the vesting conditions are met and any necessary services are rendered by you during the vesting period set forth in the Vesting Schedule, and (iii) that the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to you.

NOTIFICATIONS

Exchange Control Information. If you are resident or domiciled in Brazil, you will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights on December 31 of each year exceeds US$1,000,000. If such amount exceeds US$100,000,000, the referenced declaration must be submitted quarterly, in the month following the end of each quarter. Assets and rights that must be reported include the following: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including Shares acquired under the Plan; (vii) financial derivatives investments; and (viii) other investments, such as real estate. Please note that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil. Individuals holding assets and rights outside of Brazil valued at less than US$1,000,000 are not required to submit a declaration.
APPENDIX A-5

CANADA

TERMS AND CONDITIONS

Termination of Employment. Section IV(B)(1) of the Agreement is amended to read as follows:

(1) “termination of your employment” shall mean the last date you are either an active employee of the Company or an Affiliate or actively engaged as Director to the Company or an Affiliate; in the event of involuntary termination of your employment (regardless of the reason for such termination and whether or not later found to be invalid or unlawful, including for breaching employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), your right to receive the Option and vest under the Plan, if any, will terminate effective as of the date that is the earlier of: (1) the date you receive written notice of termination of employment from the Company or your Employer, or (2) the date you are no longer actively employed by the Company or your Employer regardless of any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. Your right, if any, to acquire Shares pursuant to the Option after termination of employment will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law. You will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which your right to vest terminates, nor will you be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, your right to vest in the Options, if any, will terminate effective as of the last day of your minimum statutory notice period, but you will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of your statutory notice period, nor will you be entitled to any compensation for lost vesting;

The following provision will apply to you if you are a resident of Quebec:

French Language Documents. A French translation of this document and certain other documents related to this Award will be made available to Participant as soon as reasonably practicable. Participant understands that, from time to time, additional information related to the Award may be provided in English and such information may not be immediately available in French. However, upon request, the Company will provide a translation of such information into French as soon as reasonably practicable. Notwithstanding anything to the contrary in the Agreement, and unless Participant indicates otherwise, the French translation of this document and certain other documents related to the Award will govern Participant’s participation in the Plan.

Data Privacy Notice.  This provision supplements Section IX of the Agreement:

You hereby authorize the Company and the Company’s representative to discuss with and obtain all relevant information from all personnel (professional or not) involved in the administration of the Plan. You further authorize the Company, your Employer and Merrill Lynch Bank & Trust Co., FSB (or any other stock plan service provider) to disclose and discuss your participation in the Plan with their advisors. You also authorize the Company and your Employer to record such information and keep it in your file.

NOTIFICATIONS

Securities Law Information. You are permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided that the resale of such
APPENDIX A-6

Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (e.g., the Nasdaq Global Select Market).

Foreign Asset/Account Reporting Information. Specified foreign property, including Shares, Options and other rights to receive Shares of a non-Canadian company held by a Canadian resident employee generally must be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the employee’s specified foreign property exceeds C$100,000 at any time during the year. Thus, such Options must be reported – generally at nil cost – if the C$100,000 cost threshold is exceeded because other specified foreign property is held by the employee. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if the employee owns other shares of the same company, this ACB may have to be averaged with the ACB of the other shares.

CHINA

TERMS AND CONDITIONS

The following terms apply only to nationals of the People’s Republic of China (the “PRC”) residing in the PRC:

Method of Exercise.  Due to legal restrictions in the PRC, you will be required to pay the exercise price for any Shares subject to the Option granted hereunder by a cashless sell-all exercise, such that all Shares will be sold immediately upon exercise and the cash proceeds of sale, less the exercise price, any Tax Obligations and broker’s fees or commissions, will be remitted to you. The Company reserves the right to provide additional methods of exercise depending on local developments.

Termination of Employment. To comply with requirements imposed by the State Administration of Foreign Exchange, to the extent that, under Section IV of the Agreement, you may exercise any Option after termination of your employment, you will be permitted to exercise such Option for the shorter of the period set forth in Section IV of the Agreement and six (6) months from the date of termination of your employment; any unexercised Option shall immediately lapse six (6) months following the termination of your employment.

The Company reserves the right to impose such further restrictions or conditions as may be necessary to comply with changes in applicable local laws in the PRC.
Please note that the above provisions will apply to all Options granted to you under the Plan, as well as to any Options granted to you in the past under the Plan.
Exchange Control Requirements. You understand and agree that, pursuant to PRC exchange control requirements, you will be required to repatriate the cash proceeds from the sale of the Shares issued upon the exercise of the Option to China. You further understand that, under applicable laws, such repatriation of your cash proceeds will need to be effectuated through a special exchange control account established by the Company or any Affiliate, including your Employer, and you hereby consent and agree that any proceeds from the sale of the Shares may be transferred to such special account prior to being delivered to you. You also understand that the Company will deliver the proceeds to you as soon as possible, but that there may be delays in distributing the funds to you due to exchange control requirements in China. Proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to you in local currency, the Company is under no obligation to secure any particular currency conversion rate
APPENDIX A-7

and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. You agree to bear any currency fluctuation risk between the date the Option is exercised and the time that (i) the Tax Obligations are converted to local currency and remitted to the tax authorities, and (ii) net proceeds are converted to local currency and distributed to you. You acknowledge that neither the Company nor any Affiliate will be held liable for any delay in delivering the proceeds to you. You agree to sign any agreements, forms and/or consents that may be requested by the Company or the Company’s designated broker to effectuate any of the remittances, transfers, conversions or other processes affecting the proceeds. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

COLOMBIA

TERMS AND CONDITIONS

Labor Law Acknowledgement. The following provision supplements Section XII of the Agreement:

You acknowledge that pursuant to Article 15 of Law 50/1990 (Article 128 of the Colombian Labor Code), the Plan and related benefits do not constitute a component of “salary” for any purpose. Therefore, they are considered to be of an extraordinary nature and will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amounts, subject to the limitations provided in Law 1393/2010.

NOTIFICATIONS

Securities Law Information. The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.

Exchange Control Information. Investment in assets located abroad (such as Shares acquired under the Plan) does not require prior approval from the Central Bank (Banco de la República). Nonetheless, such investments are subject to registration before the Central Bank as foreign investments held abroad, regardless of value. In addition, you must file an annual informative return with the local tax authority detailing assets you hold abroad, which must include the Shares acquired at exercise (every year as long as you keep them). This obligation is only applicable if the assets held abroad exceed the amount of 2,000 Tax Units (approx. US$22.000)

All payments for your investment originating in Colombia (and the liquidation of such investments) must be transferred through the Colombian foreign exchange market (e.g., local banks), which includes the obligation to correctly complete and file the appropriate foreign exchange form (declaración de cambio).

Foreign Asset/Account Reporting Notice. An annual information return may need to be filed with the Colombian Tax Office detailing any assets held abroad (including Shares acquired under the Plan). If the individual value of any of these assets exceeds a certain threshold, each asset must be described (e.g., its nature and its value) and the jurisdiction in which it is located must be disclosed. It is your responsibility to comply with this tax reporting requirement.

APPENDIX A-8

CROATIA

NOTIFICATIONS

Exchange Control Information. Croatian residents may be required to report any foreign investments (including Shares acquired under the Plan) to the Croatian National Bank for statistical purposes and obtain prior approval from the Croatian National Bank for bank accounts opened abroad. You should be aware that exchange control regulations in Croatia are subject to frequent change and you are solely responsible for ensuring your continued compliance with current Croatian exchange control laws.

CZECH REPUBLIC

NOTIFICATIONS

Exchange Control Information. If you are a resident of the Czech Republic, you may be required to notify the Czech National Bank (“CNB”) of the acquisition of Shares under the Plan or maintenance of a foreign account if (i) you maintains foreign direct investments with a value of 2,500,000 Kč or more in the aggregate, (ii) you maintain a certain threshold of foreign financial assets, or (iii) you are specifically requested to do so by the CNB.

DENMARK

TERMS AND CONDITIONS

Danish Stock Option Act. In accepting this Option, you acknowledge that you have received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act. To the extent more favorable to you and required to comply with the Stock Option Act, as amended with effect from January 1, 2019.

NOTIFICATIONS

Exchange Control Information.  The requirement to report certain information to the Danish Tax Administration via Form V or K was eliminated effective January 1, 2019. However, you still must report the foreign bank/brokerage accounts and their deposits, and Shares held in a foreign bank or brokerage account in your tax return under the section on foreign affairs and income.

EGYPT

NOTIFICATIONS

Exchange Control Information. If you transfer funds into or out of Egypt in connection with the exercise of the Option or the receipt of sale proceeds, you may be required to transfer the funds through a registered bank in Egypt.

FINLAND

NOTIFICATIONS

Foreign Asset/Account Reporting Information. There are no specific reporting requirements with respect to foreign assets/accounts. However, please note that you must check your pre-completed tax return to confirm that the ownership of Shares and other securities (foreign or
APPENDIX A-9

domestic) are correctly reported. If you find any errors or omissions, you must make the necessary corrections electronically or by sending specific paper forms to the local tax authorities.

FRANCE

TERMS AND CONDITIONS

Language Consent. By accepting the grant, you confirm having read and understood the Plan and Agreement which were provided in the English language. You accept the terms of these documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant l’attribution, vous confirmez avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause.

NOTIFICATIONS

Foreign Asset/Account Reporting Information. French residents and non-residents must declare to the Customs Authorities the cash and securities they import or export without the use of a financial institution when the value of such cash or securities exceeds €10,000. French residents also must report all foreign bank and brokerage accounts on an annual basis (including accounts opened or closed during the tax year) on Form N° 3916, together with the income tax return. Failure to comply could trigger significant penalties.

GERMANY

NOTIFICATIONS

Foreign Asset/Account Reporting Information. If your acquisition of Shares under the Plan leads to a qualified participation at any point during the calendar year, you will need to report the acquisition when you file your tax return for the relevant year. A qualified participation is attained only in the unlikely event (i) you own at least 1% of the Company and the value of the Shares acquired exceeds €150,000 or (ii) you hold Shares exceeding 10% of the Company’s total Common Stock.

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of Shares or the receipt of dividends), the report must be made by the 5th day of the month following the month in which the payment was received and must be filed electronically. The form of report (Allgemeines Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. In addition, you may be required to report the acquisition or sale of Shares to the Bundesbank if the value of the Shares acquired or sold exceeds €12,500. You are responsible for satisfying any applicable reporting obligation.

GREECE

NOTIFICATIONS

Foreign Asset/Account Reporting Information. The reporting of foreign assets (including Shares and other investments) is your own obligation and takes place through your annual tax return.
APPENDIX A-10

Exchange Control Information. If you exercise the Option through a cash exercise, withdraw funds from a bank in Greece and remit those funds out of Greece (in an amount exceeding a specified threshold), you may be required to submit a written application to the bank.

If you exercise the Option by way of a cashless method of exercise as described in Section II(2)(ii) of the Agreement, this application will not be required because no funds will be remitted out of Greece.
HONG KONG

TERMS AND CONDITIONS

Sale of Shares.  Shares received at exercise are accepted as a personal investment. In the event that Shares are issued in respect of the Options within six (6) months of the Grant Date, you agree that you will not offer to the public or otherwise dispose of the Shares prior to the six (6)-month anniversary of the Grant Date.

NOTIFICATIONS

SECURITIES WARNING:  The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You should exercise caution in relation to the offer. If you are in doubt about any of the contents of the Agreement, including this Appendix, or the Plan, you should obtain independent professional advice. The Option and any Shares issued in respect of the Option do not constitute a public offering of securities under Hong Kong law and are available only to members of the Board and Employees. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Option and any documentation related thereto are intended solely for the personal use of each member of the Board and/or Employee and may not be distributed to any other person.

HUNGARY

There are no country-specific provisions.

ICELAND

TERMS AND CONDITIONS

Method of Exercise.  Due to legal restrictions in Iceland, you will be required to pay the exercise price for any Shares subject to the Option granted hereunder by a cashless sell-all exercise, such that all Shares will be sold immediately upon exercise and the cash proceeds of sale, less the exercise price, any Tax Obligations and broker’s fees or commissions, will be remitted to you. The Company reserves the right to provide additional methods of exercise depending on local developments.

NOTIFICATIONS

Exchange Control Information. Approval by the Central Bank of Iceland is no longer required to participate in the Plan, regardless of the value of the Shares acquired under the Plan. Despite the recent relaxation of the exchange control requirements, you should consult with your personal advisor to ensure compliance with applicable exchange control regulations in Iceland as
APPENDIX A-11

such regulations are subject to frequent change. You are responsible for ensuring compliance with all exchange control laws in Iceland.

INDIA

TERMS AND CONDITIONS

Method of Exercise.  Due to legal restrictions in India, you will not be permitted to pay the exercise price for Shares subject to the Option granted hereunder by a cashless “sell-to-cover” procedure, under which method a number of Shares with a value sufficient to cover the exercise price, brokerage fees and any applicable Tax Obligations would be sold upon exercise and you would receive only the remaining Shares subject to the exercised Option. The Company reserves the right to permit this procedure for payment of the exercise price in the future, depending on the development of local law.

NOTIFICATIONS

Exchange Control Information.  If you remit funds from India to pay the exercise price, you may be subject to Tax Collection At Source (“TCS”) if your annual remittances out of India exceed a certain amount (currently INR 700,000). You may be required to provide a declaration to the bank remitting the funds to determine if the TCS limit has been reached. If deemed necessary to comply with applicable laws, the Company may require you to pay for the shares purchased on exercise, and any Tax Obligations through a cashless "sell-all" exercise or net exercise method. The Company reserves the right to prescribe alternative methods of payment depending on the development of local laws.

You must repatriate any funds received in connection with the Option (e.g., proceeds from the Shares and the receipt of dividends) within such time as prescribed under applicable Indian exchange control laws, which may be amended from time to time. You should obtain a foreign inward remittance certificate (“FIRC”) from the bank in which you deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. It your responsibility to comply with these requirements. Neither the Company nor the Employer will be liable for any fines or penalties resulting from your failure to comply with any applicable laws. You may be required to provide information regarding funds received from participation in the Plan to the Company and/or the Employer to enable them to comply with their filing requirements under exchange control laws in India.

Foreign Asset/Account Reporting Information. You are required to declare foreign bank accounts and any foreign financial assets (including Shares held outside of India) in your annual tax return. It is your responsibility to comply with this reporting obligation and you should consult your personal tax advisor in this regard.

IRELAND

TERMS AND CONDITIONS

Nature of Grant.  This provision supplements Section XII of the Agreement:

In accepting this Option, you acknowledge that the benefits received under the Plan will not be taken into account for any redundancy or unfair dismissal claim.

APPENDIX A-12

ITALY

TERMS AND CONDITIONS

Method of Exercise.  Due to legal restrictions in Italy, you will be required to pay the exercise price for any Shares subject to the Option granted hereunder by a cashless sell-all exercise, such that all Shares will be sold immediately upon exercise and the cash proceeds of sale, less the exercise price, any Tax Obligations and broker’s fees or commissions, will be remitted to you. The Company reserves the right to provide additional methods of exercise depending on local developments.

Nature of Grant. In accepting this Option, you acknowledge that (1) you have received a copy of the Plan, the Agreement and this Appendix; (2) you have reviewed the applicable documents in their entirety and fully understand the contents thereof; and (3) you accept all provisions of the Plan, the Agreement and this Appendix.

For the Option granted, you further acknowledge that you have read and specifically and explicitly approve, without limitation, the following Sections of the Option Agreement: Section I, Section IV, Section V, Section X, Section XII, Section XIII, Section XIV, Section XVII and the Data Privacy Notice for All European Economic Area (“EEA”) / European Union (“EU”) Jurisdictions, United Kingdom and Switzerland in this Appendix.

NOTIFICATIONS

Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Foreign Financial Assets Tax. The fair market value of any Shares held outside of Italy is subject to a foreign assets tax at a flat rate. The fair market value is considered to be the value of the Shares on the Nasdaq Global Select Market on December 31 of the applicable year in which you held the Shares (or when the Shares are acquired during the course of the year, the tax is levied in proportion to the actual days of holding over the calendar year). No tax payment duties arise if the amount of the foreign financial assets tax calculated on all financial assets held abroad does not exceed a certain threshold. You should consult with your personal tax advisor about the foreign financial assets tax.

JAPAN

NOTIFICATIONS

Exchange Control Information. If you acquire Shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the purchase of the Shares.

In addition, if you pay more than ¥30,000,000 in a single transaction for the purchase of Shares when you exercise the Option, you must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.
APPENDIX A-13

A Payment Report is required independently from a Securities Acquisition Report. Therefore, if the total amount that you pay upon a one-time transaction for exercising the Option and purchasing Shares exceeds ¥100,000,000, then you must file both a Payment Report and a Securities Acquisition Report.

Foreign Asset/Account Reporting Information. You will be required to report to the Japanese tax authorities details of any assets held outside of Japan as of December 31st (including any Shares acquired under the Plan) to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15 each year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether you will be required to include in the report details of any outstanding Options, Shares or cash that you hold.

KOREA (SOUTH)

TERMS AND CONDITIONS

Method of Exercise.  Due to legal restrictions in Korea, notwithstanding any provision of the Plan or the Agreement to the contrary, you will not be permitted to exercise the Option using a cashless exercise method involving a non-Korean broker, such that all or a portion of the Shares are sold immediately upon exercise and used to pay the exercise price (and any Tax Obligations and broker’s fees or commissions). The Company reserves the right to permit this method of exercise depending on local developments.

NOTIFICATIONS

Domestic Broker Requirement. Korean residents are not permitted to sell foreign securities (including Shares) through non-Korean brokers or deposit funds resulting from the sale of Shares in an account with an overseas financial institution. If you wish to sell Shares acquired under the Plan, you may be required to transfer the Shares to a domestic investment broker in Korea and to affect the sale through such broker. You are solely responsible for engaging the domestic broker in Korea, and non-compliance with the requirement to sell Shares through a domestic broker can result in significant penalties. You should consult with a personal advisor regarding any regulatory obligations in connection with your participation in the Plan.

Exchange Control Information. If you remit funds out of Korea to pay the exercise price, the remittance of funds may need to be confirmed by a foreign exchange bank in Korea. You should submit the following supporting documents evidencing the nature of the remittance to the bank together with the confirmation application: (i) the Agreement; (ii) the Plan; and (iii) your certificate of employment. This confirmation is an automatic procedure (i.e., the bank does not need to approve the remittance and the process should not take more than a single day). This confirmation is not necessary if you pay the exercise price through any form of payment whereby some or all of the Shares purchased upon exercise of this Option are withheld or sold to pay the exercise price, because in this case there is no remittance of funds out of Korea.

Foreign Asset/Account Reporting Information. You are required to declare all foreign financial accounts (e.g. non-Korean bank accounts, brokerage accounts holding Shares, etc.) to the Korean tax authority and file a report regarding such accounts if the monthly balance of such accounts exceeds a certain threshold. It is your responsibility to comply with this reporting obligation and you should consult your personal tax advisor to ensure compliance with this requirement.

APPENDIX A-14

LITHUANIA

NOTIFICATIONS

Foreign Asset/Account Reporting Information. If you (i) hold certain job positions established by the law or (ii) donate to political parties or political campaigners, you must file an Annual Asset Return of the Individual (Family) in Form No. FR0001 with respect to assets held outside of Lithuania (e.g., Shares). If you open an account in a foreign financial institution and annual turnover in the account exceeds EUR 15,000, you must file a foreign account report.

MEXICO

TERMS AND CONDITIONS

Acknowledgement of the Agreement.  In accepting the Option granted hereunder, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Option Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Appendix. You further acknowledge that you have read and specifically and expressly approve the terms and conditions of Section XII of the Agreement, in which the following is clearly described and established:
(1)    Your participation in the Plan does not constitute an acquired right.

(2)    The Plan and your participation in the Plan are offered by Amgen Inc. on a wholly discretionary basis.

(3)    Your participation in the Plan is voluntary.

(4)    Amgen Inc. and its Affiliates are not responsible for any decrease in the value of the Option granted and/or Shares issued under the Plan.

Labor Law Acknowledgement and Policy Statement.  In accepting the Option granted hereunder, you expressly recognize that Amgen Inc., with registered offices at One Amgen Center Drive, Thousand Oaks, California 91320, U.S.A., is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of Shares do not constitute an employment relationship between you and Amgen Inc. since you are participating in the Plan on a wholly commercial basis and your sole employer is Amgen Mexico S.A. de C.V. (“Amgen-Mexico”). Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and your Employer, Amgen-Mexico, and do not form part of the employment conditions and/or benefits provided by Amgen-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of Amgen Inc.; therefore, Amgen Inc. reserves the absolute right to amend and/or discontinue your participation in the Plan at any time without any liability to you.

Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against Amgen Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to Amgen Inc., its Affiliates, stockholders, officers, agents or legal representatives with respect to any claim that may arise.

APPENDIX A-15

Spanish Translation

Reconocimiento del Otorgamiento.  Al aceptar cualquier Opción bajo el presente documento, usted reconoce que ha recibido una copia del Plan, que ha revisado el mismo en su totalidad, así como también el Acuerdo de Opción, incluyendo este Apéndice, además que comprende y está de acuerdo con todas las disposiciones tanto del Plan y del Opción, incluyendo este Apéndice. Asimismo, usted reconoce que ha leído y manifiesta específicamente y expresamente la conformidad con los términos y condiciones establecidos en la Sección XII del Acuerdo de Opción, en los que se establece y describe claramente que:

(1)    Su participación en el Plan de ninguna manera constituye un derecho adquirido.

(2)    El Plan y su participación en el mismo son ofrecidos por Amgen Inc. de forma completamente discrecional.

(3)    Su participación en el Plan es voluntaria.

(4)    Amgen Inc. y sus Afiliados no son responsables de ninguna disminución en el valor de la opción otorgada y/o de las Acciones Comunes emitidas mediante el Plan.

Reconocimiento de la Ley Laboral y Declaración de Política. Al aceptar cualquier Opción bajo el presente, usted reconoce expresamente que Amgen Inc., con oficinas registradas localizadas en One Amgen Center Drive, Thousand Oaks, California 91320, U.S.A., es la única responsable de la administración del Plan y que su participación en el mismo y la adquisición de Acciones Comunes no constituyen de ninguna manera una relación laboral entre usted y Amgen Inc., debido a que su participación en el Plan es únicamente una relación comercial y que su único empleador es Amgen Mexico S.A. de C.V. (“Amgen-México”). Derivado de lo anterior, usted reconoce expresamente que el Plan y los beneficios a su favor que pudieran derivar de la participación en el mismo, no establecen ningún derecho entre usted y su empleador, Amgen – México, y no forman parte de las condiciones laborales y/o los beneficios otorgados por Amgen – México, y cualquier modificación del Plan o la terminación del mismo no constituirá un cambio o desmejora de los términos y condiciones de su trabajo.

Asimismo, usted entiende que su participación en el Plan es resultado de la decisión unilateral y discrecional de Amgen Inc., por lo tanto, Amgen Inc. se reserva el derecho absoluto de modificar y/o descontinuar su participación en el Plan en cualquier momento y sin ninguna responsabilidad para usted.

Finalmente, usted manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de Amgen Inc., por cualquier compensación o daños y perjuicios, en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia usted exime amplia y completamente a Amgen Inc. de toda responsabilidad, como así también a sus Afiliadas, accionistas, directores, agentes o representantes legales con respecto a cualquier demanda que pudiera surgir.

NOTIFICATIONS

Securities Law Information. The Options and the Shares offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Options may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company and your Employer and these materials should not be reproduced
APPENDIX A-16

or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Amgen-Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

NETHERLANDS

NOTIFICATIONS

Securities Law Information.

NORWAY

NOTIFICATIONS

Foreign Asset/Account Reporting Information. Norwegian residents may be subject to foreign asset reporting as part of their ordinary tax return. Norwegian banks, financial institutions, limited companies etc. must report certain information to the Tax Administration. Such information may then be pre-completed in a Norwegian resident’s tax return. However, if the resident has traded, or is the owner of, financial instruments (e.g., Shares) not pre-completed in the tax return, the Norwegian resident must enter this information in Form RF-1159, which is an appendix to the tax return.

Options will be considered assets and are, therefore, subject to wealth tax. An exemption from wealth tax may be available for non-transferrable awards. However, because the wealth tax regulations and the practice of the tax authorities are not well developed, Norwegian residents should provide the tax authorities with information concerning the Options in the annual tax return even if the Norwegian resident maintains that no wealth tax is payable.

Exchange Control Information. In general, Norwegian residents should not be subject to any foreign exchange requirements in connection with their acquisition or sale of Shares under the Plan, except normal reporting requirements to the Norwegian Currency Registry. If any transfer of funds into or out of Norway is made through a Norwegian bank, the bank will make the registration.

POLAND

NOTIFICATIONS

Foreign Asset/Account Reporting Information.  Polish residents holding foreign securities (including Shares) and maintaining accounts abroad must file reports with the National Bank of Poland if the aggregate value of cash and securities held in such foreign accounts exceeds a certain threshold. If required, the reports are due on a quarterly basis by the 20th day following the end of each quarter and must be filed on special forms available on the website of the National Bank of Poland.

Exchange Control Information. In addition, Polish residents are required to transfer funds through a bank account in Poland if the transferred amount in any single transaction exceeds a
APPENDIX A-17

specified threshold (currently €15,000 (or PLN 15,000 if such transfer of funds is associated with the business activity of a consultant)). You must store all documents connected with any foreign exchange transactions you engage in for a period of five (5) years from the end of the year when such transactions were made. Penalties may apply for failure to comply with exchange control requirements.

PORTUGAL

TERMS AND CONDITIONS

Consent to Receive Information in English. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and Agreement.

Conhecimento da Lingua. Por meio do presente, eu declaro expressamente que tem pleno conhecimento da língua inglesa e que li, compreendi e livremente aceitei e concordei com os termos e condições estabelecidas no Plano e no Acordo.

NOTIFICATIONS

Exchange Control Information. If you receive Shares upon exercise of the Option, the acquisition of the Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on your behalf. If the Shares are not deposited with a commercial bank or financial intermediary in Portugal, you are responsible for submitting the report to the Banco de Portugal.
ROMANIA

NOTIFICATIONS

Exchange Control Information. Certain transfers of funds may need to be reported to the National Office for Prevention and Control of Money Laundering on specific forms by the relevant bank or financial institution. If you deposit proceeds from the sale of Shares or the receipt of dividends in a bank account in Romania, you may be required to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income. You should consult with a legal advisor to determine whether you will be required to submit such documentation to the Romanian bank.

RUSSIA

TERMS AND CONDITIONS

You understand that the exchange control rules and regulations in Russia, and the legal restrictions impacting your participation in the Plan, are subject to frequent change. You should consult with your personal legal advisor to determine the applicability of any requirements or restrictions applicable to any Shares or cash received in connection with the Plan.

APPENDIX A-18

SINGAPORE

TERMS AND CONDITIONS

Restriction on Sale and Transferability. You hereby agree that any Shares acquired pursuant to the Option will not be offered for sale in Singapore prior to the six (6)-month anniversary of the Grant Date, unless such sale or offer is made pursuant to one or more exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”), or pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.

NOTIFICATIONS

Securities Law Information. The grant of the Option is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, on which basis it is exempt from the prospectus and registration requirements under the SFA, and is not made with a view to the Option being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore.

Director Notification Requirement. Directors (including alternate, substitute, associate and shadow directors) of a Singapore Affiliate are subject to certain notification requirements under the Singapore Companies Act, regardless of whether they are resident or employed in Singapore. Directors of a Singapore Affiliate must notify the Singapore Affiliate in writing of an interest (e.g., Options, Shares, etc.) in the Company or any related company within two (2) business days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Shares are sold), or (iii) becoming a director.

SLOVAK REPUBLIC

There are no country-specific provisions.

SLOVENIA

NOTIFICATIONS
Foreign Asset/Account Reporting Information. Slovenian residents may be required to report the opening of bank and/or brokerage accounts to tax authorities within eight (8) days of opening such account. You should consult with your personal tax advisor to determine whether this requirement will be applicable to any accounts opened in connection with your participation in the Plan (e.g., your brokerage account with the Company’s designated broker).

SPAIN

TERMS AND CONDITIONS

Nature of Grant.  The following provision supplements Section XII of the Agreement:

In accepting this Option, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.

You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant the Option under the Plan to individuals who may be members of the Board or Employees of the Company or its Affiliates throughout the world. The decision is a limited decision, which is entered into upon the express assumption and condition that the Option
APPENDIX A-19

granted will not economically or otherwise bind the Company or any of its Affiliates on an ongoing basis, other than as expressly set forth in the Agreement, including this Appendix. Consequently, you understand that the Option granted hereunder is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant of the Option since the future value of the Option and the underlying Shares is unknown and unpredictable. In addition, you understand that the Option granted hereunder would not be made but for the assumptions and conditions referred to above; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of an Option or right to an Option shall be null and void.

Further, the vesting of the Option is expressly conditioned on your continued and active rendering of service, such that if your employment terminates for any reason whatsoever, the Option may cease vesting immediately, in whole or in part, effective on the date of your termination of employment (unless otherwise specifically provided in Section IV of the Agreement). This will be the case, for example, even if (1) you are considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (2) you are dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) you terminate service due to a change of work location, duties or any other employment or contractual condition; (4) you terminate service due to a unilateral breach of contract by the Company or an Affiliate; or (5) your employment terminates for any other reason whatsoever. Consequently, upon termination of your employment for any of the above reasons, you may automatically lose any rights to Options that were not vested on the date of your termination of employment, as described in the Plan and the Agreement.
You acknowledge that you have read and specifically accept the conditions referred to in Section IV of the Agreement.

NOTIFICATIONS

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Exchange Control Information. If you acquire Shares under the Plan, you must declare the acquisition to the Direccion General de Comercio e Inversiones (the “DGCI”). If you acquire the Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGCI for you; otherwise, you will be required to make the declaration by filing a D-6 form. You must declare ownership of any Shares with the DGCI each January while the Shares are owned and must also report, in January, any sale of Shares that occurred in the previous year for which the report is being made, unless the sale proceeds exceed the applicable threshold, in which case the report is due within one (1) month of the sale.

Foreign Asset/Account Reporting Information.  You are required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.

APPENDIX A-20

To the extent that you hold Shares and/or have bank accounts outside of Spain with a value in excess of €50,000 (for each type of asset) as of December 31 each year, you will be required to report information on such assets in your tax return (tax form 720) for such year.  After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported Shares or accounts increases by more than €20,000 or if you sell or otherwise dispose of any previously-reported Shares or accounts. If the value of such Shares and/or accounts as of December 31 does not exceed €50,000, a summarized form of declaration may be presented.

SWEDEN

TERMS AND CONDITIONS

Authorization to Withhold. This provision supplements Section V of the Agreement:

Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax Obligations as set forth in the Agreement, in accepting the Options, you authorize the Company to withhold Shares or to sell Shares otherwise issuable to you upon exercise to satisfy Tax Obligations, regardless of whether the Company and/or Employer have an obligation to withhold such Tax Obligations, provided that such withholding would not, in the Company’s determination, result in adverse accounting consequences to the Company.

SWITZERLAND

NOTIFICATIONS

Securities Law Information.  Neither this document nor any other materials relating to the Option (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or one of its Subsidiaries or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.

TAIWAN

NOTIFICATIONS

Exchange Control Information. You may acquire and remit foreign currency (including proceeds from the sale of Shares or the receipt of dividends) up to US$5,000,000 per year without justification. If the transaction amount is TWD500,000 or more in a single transaction, you must submit a Foreign Exchange Transaction Form. If the transaction amount is US$500,000 or more in a single transaction, you must also provide supporting documentation to the satisfaction of the remitting bank.

THAILAND

NOTIFICATIONS

Exchange Control Information. If you receive funds in connection with the Plan (e.g., dividends or sale proceeds) with a value equal to or greater than US$1,000,000 per transaction, you are required to immediately repatriate such funds to Thailand. Any foreign currency repatriated to Thailand must be converted to Thai Baht or deposited into a foreign currency deposit account opened with any commercial bank in Thailand acting as the authorized agent
APPENDIX A-21

within 360 days from the date the funds are repatriated to Thailand. You are also required to inform the authorized agent of the details of the foreign currency transaction, including your identification information and the purpose of the transaction. The Employee is responsible for ensuring compliance with all exchange control laws in Thailand.

If you do not comply with the above obligations, you may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, you should consult your legal advisor before selling any Shares (or receiving any other funds in connection with the Plan) to ensure compliance with current regulations. It is your responsibility to comply with exchange control laws in Thailand, and neither the Company nor your Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.

TÜRKIYE
NOTIFICATIONS
Securities Law Information. The sale of Shares acquired under the Plan is not permitted within Türkiye. The sale of Shares acquired under the Plan must occur outside of Türkiye. The Shares are currently traded on the Nasdaq Global Select Market in the U.S. under the ticker symbol “AMGN” and Shares may be sold on this exchange.
Exchange Control Information. You may be required to engage a Turkish financial intermediary to assist with the cash exercise of an Option or the sale of Shares acquired under the Plan. To the extent a Turkish financial intermediary is required in connection with the Option exercise or the sale of any Shares acquired upon exercise of the Option, you are solely responsible for engaging such Turkish financial intermediary. You should consult your personal legal advisor prior to the exercise of Options or any sale of Shares to ensure compliance with the current requirements.
UNITED ARAB EMIRATES

NOTIFICATIONS

Securities Law Information. Options under the Plan are granted only to select Board members and Employees of the Company and its Affiliates and are for the purpose of providing equity incentives. The Plan and the Agreement are intended for distribution only to such Board members and Employees and must not be delivered to, or relied on by, any other person. You should conduct your own due diligence on the Options offered pursuant to this Agreement. If you do not understand the contents of the Plan and/or the Agreement, you should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. Further, the Ministry of the Economy and the Dubai Department of Economic Development have not approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

APPENDIX A-22

UNITED KINGDOM

TERMS AND CONDITIONS

Tax Withholding. This provision supplements Section V of the Agreement:

Without limitation to Section V of the Agreement, you agree that you are liable for all Tax Obligations and hereby covenant to pay all such Tax Obligations as and when requested by the Company or your Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and your Employer against any taxes that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.

Notwithstanding the foregoing, if you are an executive officer or director within the meaning of Section 13(k) of the Exchange Act, as amended from time to time, you understand that you may not be able to indemnify the Company or your Employer for the amount of income tax not collected from or paid by you, as it may be considered a loan. In the event that you are an executive officer or director and income tax is not collected from you within ninety (90) days after the end of the tax year in which the Taxable Event occurs, the amount of any uncollected income tax may constitute an additional benefit to you on which additional income tax and national insurance contributions (“NICs”) may be payable. You acknowledge that you are responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying your Employer for the amount of any NICs due on this additional benefit, which the Company or your Employer may obtain from you by any of the means set forth in Section V of the Agreement.

If the maximum applicable withholding rate is used, any over-withheld amount may be credited to you by the Company or your Employer (with no entitlement to the Common Stock equivalent) or if not so credited, you may seek a refund from the local tax authorities.
Joint Election. If you are a resident of the United Kingdom between the Grant Date and the vesting of the Option, as a condition of the Option granted hereunder, you agree to accept any liability for secondary Class 1 National Insurance Contributions (the “Employer NICs”), which may be payable by the Company or your Employer with respect to the exercise of the Option and issuance of Shares subject to the Option, the assignment or release of the Option for consideration, or the receipt of any other benefit in connection with the Option.

Without limitation to the foregoing, you agree to make an election (the “Election”), in the form specified and/or approved for such election by HMRC, that the liability for your Employer NICs payments on any such gains shall be transferred to you to the fullest extent permitted by law. You further agree to execute such other elections as may be required between you and any successor to the Company and/or your Employer. You hereby authorize the Company and your Employer to withhold such Employer NICs by any of the means set forth in Section V of the Agreement.

Failure by you to enter into an Election, withdrawal of approval of the Election by HMRC or a joint revocation of the Election by you and the Company or your Employer, as applicable, shall be grounds for the forfeiture and cancellation of the Option, without any liability to the Company or your Employer.

APPENDIX A-23

UNITED STATES

TERMS AND CONDITIONS

Nature of Grant. The following provision replaces Section IV(B)(1) of the Agreement:

            (1) “termination of your employment” shall mean the last date you are either an active employee of the Company or an Affiliate or actively engaged as a Director of the Company or an Affiliate; in the event of termination of your employment (whether or not in breach of local labor laws), your right to exercise the Option and vest under the Plan, if any, will terminate effective as of the date that you are no longer actively employed; provided, however, that such right will be extended by any notice period mandated by law (e.g. the Worker Adjustment and Retraining Notification Act (“WARN Act”) notice period or similar periods pursuant to local law) and any paid administrative leave (as applicable), unless the Company shall provide you with written notice otherwise before the commencement of such notice period or leave. Your right, if any, to exercise the Option after termination of employment will be measured by the date of termination of your active employment; provided, however, that such right will be extended by any notice period mandated by law (e.g. the Worker Adjustment and Retraining Notification Act (“WARN Act”) notice period or similar periods pursuant to local law) and any paid administrative leave, unless the Company shall provide you with written notice otherwise before the commencement of such notice period or leave. Notwithstanding anything to the contrary herein, in no event shall the term of this Option extend beyond the Expiration Date set forth on the Award Notice and in this Agreement.
APPENDIX A-24